POWER OF ATTORNEY
The undersigned, ISTITUTO FINANZIARIO INDUSTRIALE
S.p.A., a corporation organized under the laws of Italy,
by its representatives thereto duly authorized, hereby
constitutes and appoints Ernest Rubenstein, Peter J.
Rothenberg and Richard S. Borisoff of Paul, Weiss,
Rifkind, Wharton & Garrison, New York, New York, and
each of them, severally, with full power of
substitution, its true and lawful attorneys-in-fact and
agents, in any and all capacities, with full power and
authority to act in its name and place on its behalf
with respect to all matters relating to or in connection
with the acquisition, ownership and sale or other
disposition by EXOR GROUP S.A., a Luxembourg
corporation, or any of its existing or future affiliates
of direct or indirect interests in any entity
(incorporated or unincorporated) or in any assets or
properties (tangible or intangible) of any such entity,
and to take all actions and execute and deliver all
instruments and documents incidental or ancillary
thereto, including, but not limited to, the
certificates, notices or agreements necessary or
appropriate to be executed in connection therewith and
any reports to be filed with the United States
Securities and Exchange Commission pursuant to
Sections 13(d), 13(g) and 16 of Securities Exchange Act
of 1934, as amended, and to file any such other reports,
documents and certificates with any state, local or
other agencies and instrumentalities and other persons
with which such other reports, documents or certificates
are required to be filed or delivered, granting unto
said attorneys-in-fact and agents full power and
authority to do and perform each and every act and thing
requisite and necessary to be done in and about the
premises, as fully to all intents and purposes as it
might or could do in person, hereby ratifying and
confirming all that said attorneys-in-fact and agents,
or other substitutes, may lawfully do or cause to be
done.
ISTITUTO FINANZIARIO
INDUSTRIALE S.p.A.
/s/  Giovanni Agnelli
Name:  Giovanni Agnelli
Title:    Chairman
Date: December 15, 1995



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IFIPowerofAttorney.txt


IFIPowerofAttorney.txt